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                                 Exhibit 16.1


February 6, 1997

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by SITEL Corporation (Commission File No. 1-12577) of 13215 Birch Street, Omaha, Nebraska 68164 in Item 4 of the attached Form 8-K, which Form 8-K we understand will be filed with the Commission with a date of report of January 30, 1997. We agree with the statements concerning our Firm in such Form 8-K.


                                           Very truly yours,

                                           COOPERS & LYBRAND L.L.P.